Exhibit 10.1

Steak n Shake Operations, Inc.
First Amendment to Credit Agreement

This First Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of September 18, 2013, by and among Steak n Shake Operations, Inc. (the “Borrower”), the Subsidiary Guarantors party hereto, the Lenders party hereto, and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent (the “Administrative Agent”), Collateral Agent (the “Collateral Agent”) and L/C Issuer.

Recitals:

A.The Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto, and the Administrative Agent are party to a Credit Agreement dated as of September 25, 2012 (as such agreement may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”).

B.The Borrower has requested that the Administrative Agent, the Collateral Agent, the L/C Issuer, and the Lenders amend Section 6.10(a) (Maximum Total Leverage Ratio) of the Credit Agreement and to make certain other amendments to the Credit Agreement.

C.The Administrative Agent, the Collateral Agent, the L/C Issuer and the Lenders have agreed to amend the Credit Agreement, under the terms and conditions set forth in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.          Incorporation of Recitals; Defined Terms.  The Borrower acknowledges that the Recitals set forth above are true and correct.  This Amendment shall constitute a Loan Document, and the Recitals shall be construed as part of this Amendment.  Each capitalized term used but not otherwise defined herein, including capitalized terms used in the introductory paragraph hereof and the Recitals, has the meaning assigned to it in the Credit Agreement.  Without limiting the foregoing, “First Amendment Effective Date” means September 18, 2013.

Section 2.          Amendments to the Credit Agreement.

(a)The definitions of “Asset Sale”, “Consolidated EBITDA”, “Excess Cash Flow Period”, “Extraordinary Receipts”, and “Hedging Obligations” appearing in Section 1.01 of the Credit Agreement are amended and restated in their entirety to read as follows:

“Asset Sale” shall mean (a) any disposition of any property, by any Company and (b) any issuance or sale of any Equity Interests of any Subsidiary of the Borrower, in each case, to any person other than a Subsidiary of the Borrower that is a Loan Party.  Notwithstanding the foregoing, none of the following shall constitute “Asset Sales”: (i) any disposition of assets permitted by, or expressly referred to in, Section 6.04(c), 6.06(a), 6.06(g), 6.06(h), 6.06(i), 6.06(j) or 6.06(k), (ii) solely for purposes of clause (a) above, any disposition of any property, by any Company for Fair Market Value resulting in not more than $2,000,000 in Net Cash Proceeds per asset sale (or series of related asset sales) and not more than $5,000,000 in Net Cash Proceeds in any fiscal year, and (iii) any disposition of the June 2013 Contributed Cracker Barrel Shares so long as the disposition thereof is at Fair Market Value.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, without duplication, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of Borrower only if a corresponding amount of cash would be permitted to be distributed to Borrower by such Subsidiary by operation of the terms of its Organizational Documents and all agreements, instruments, Orders and other Legal Requirements applicable to such Subsidiary or its equityholders; for purposes of clarity, the exclusions from Consolidated Net Income set forth in clauses (a) through (i) of the definition thereof are not deductions made in determining such Consolidated Net Income):

(a)Consolidated Interest Expense for such period;

(b)Consolidated Amortization Expense for such period;

(c)Consolidated Depreciation Expense for such period;

(d)Consolidated Tax Expense for such period; and

(e)the aggregate amount of all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period or the amortization of a prepaid cash item that was paid in a prior period or any write-down or write off of assets for such period); and

(y) subtracting therefrom the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period.

2

“Excess Cash Flow Period” shall mean each fiscal year of Borrower commencing with the fiscal year ending in 2013.

“Extraordinary Receipts” shall mean any cash received by or paid to or for the account of any person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance, judgments, settlements, condemnation awards (and payments in lieu thereof), indemnity payments, and any purchase price adjustments; provided that, for the avoidance of doubt, the following shall not be Extraordinary Receipts: (i) the receipt by Borrower of amounts pursuant to Section 2.15(f), (ii) the receipt by Borrower from Holdings or a third-party that is not an Affiliate of any Company of cash in exchange for the issuance of Qualified Capital Stock, (iii) the receipt of insurance proceeds, condemnation awards and other compensation received in respect of any Casualty Events, (iv) the receipt by Borrower or any of its Subsidiaries of purchase price credits under any supply agreements or deposits under any franchise agreements, and (v) the receipt by the Borrower of any cash from the Lion Fund II.

“Hedging Obligations” shall mean obligations (not including any Excluded Swap Obligations) under or with respect to Hedging Agreements.

(b)Clause (a) of the definition of “Consolidated Net Income” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

(a)the net income (or loss) of any person (other than a Subsidiary of Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by Borrower or (subject to clause (b) below) any of its Wholly Owned Subsidiaries from such person during such period; provided that, Consolidated Net Income shall not include any cash received by the Borrower from the Lion Fund II;

(c)Section 1.01 of the Credit Agreement is amended to add thereto the following defined terms in the appropriate alphabetical order:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

3

“Cracker Barrel” shall mean Cracker Barrel Old Country Store, Inc.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“June 2013 Contributed Cracker Barrel Shares” shall mean the shares of common stock of Cracker Barrel contributed to the Borrower pursuant to the June 2013 Cracker Barrel Share Contribution.

“June 2013 Cracker Barrel Share Contribution” shall mean the contribution by Holdings to the Borrower of 500,000 shares of common stock of Cracker Barrel on June 6, 2013.”

“Lion Fund II” means Lion Fund II, L.P., a Delaware limited partnership.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Subsidiary Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation (or such other Subsidiary Guarantor that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder) and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

4

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

(d) Subsections (i) and (ii) of Section 2.10(c) of the Credit Agreement are amended and restated in their entirety to read as follows:

(i)(A) so long as no Default shall then exist or would arise therefrom and the aggregate of such Net Cash Proceeds of Asset Sales constituting fixed or capital assets shall not exceed $5,000,000 in any fiscal year of Borrower, such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are reasonably expected to be reinvested in fixed or capital assets of any Loan Party within 360 days following the date of such Asset Sale occurring (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended); provided that, if the property subject to such Asset Sale constituted Collateral, then all property purchased or otherwise acquired with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the first priority perfected Lien (subject to Permitted Liens) of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12; and

(B) so long as no Default shall then exist or would arise therefrom and to the extent that the aggregate of such Net Cash Proceeds of Asset Sales constituting shares of common stock of Cracker Barrel owned by the Borrower on or prior to December 31, 2012 (and replacements thereof constituting marketable securities that are registered on a national securities exchange) shall be equal to or less than $50,000,000 (provided that, such $50,000,000 amount shall increase by the consideration paid for acquired marketable securities permitted to be acquired pursuant to an increase in the Other Investment Baskets under Section 6.04(l), if any), such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that the Borrower has reinvested such proceeds, or reasonably expects to reinvest such proceeds in marketable securities registered on a national securities exchange within 360 days following the date of such Asset Sale (which Officers’ Certificate shall set forth the expected amount of such proceeds to be so expended (or as so expended)); provided that, all Net Cash Proceeds of any such Asset Sale and all marketable securities purchased or otherwise acquired with such Net Cash Proceeds pursuant to this subsection shall be made subject to the first priority perfected Lien (subject to Permitted Liens) of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.10, 5.11 and 5.12; and

5

(ii) if all or any portion of such Net Cash Proceeds under subsection (i)(A) above is not so reinvested within such 360-day period or if all or any portion of such Net Cash Proceeds under subsection (i)(B) above is not so reinvested within such 360-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(c).

For purposes of determining compliance with this Section 2.10(c), and whether a sale of identical securities occurs pursuant to subsections (i)(B) above, all sales of identical securities (and replacements thereof) shall be based on a last-in, first-out method.

(e)Section 2.14 of the Credit Agreement is amended by adding after clause (c)(vi) thereof the following separate paragraph:

Notwithstanding anything contained herein to the contrary, no proceeds of any Collateral or payment made under or in respect of any Guarantees received from any person who is not an “eligible contract participant” as defined in the Commodities Exchange Act and regulations thereunder shall be applied to the payment of any Hedging Obligations, but appropriate adjustments shall be made with respect to payments from the Borrower and the Subsidiary Guarantors to preserve the allocation to Hedging Obligations otherwise set forth in this Section.

(f)Section 6.04 of the Credit Agreement is amended to (i) remove the word “and” at the end of clause (m), (ii) remove the period at the end of clause (n) and add “; and” in lieu thereof, and (iii) add a new clause (o) to read as follows:

(o)Investment in the Lion Fund II; provided that, (i) the capital contribution for such Investment shall consist solely of the contribution of June 2013 Contributed Cracker Barrel Shares, and (ii) Sardar Biglari, or an entity controlled by Sardar Biglari, shall be the general partner of Lion Fund II.

(g)Section 6.08(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

6

(a) so long as no Event of Default exists, payment of cash by the Borrower to Holdings in an amount equal to or less than the amount of any cash received by the Borrower from Lion Fund II;

(h)The required Total Leverage Ratio for the Test Period End Date of September 30, 2013 set forth in the schedule included in Section 6.10(a) of the Credit Agreement is amended to be “3.75 to 1.00”.

(i)The first sentence of Section 7.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

The Subsidiary Guarantors hereby, jointly and severally, guarantee, as primary obligors and not as sureties, to each Secured Party and their respective successors and assigns, the prompt payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Secured Obligations (provided, however that, with respect to each Subsidiary Guarantor, subject to Section 7.11, Hedging Obligations guaranteed by such Subsidiary Guarantor shall exclude all Excluded Swap Obligations) from time to time owing to the Secured Parties by any Loan Party in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”).

(j)Article VII of the Credit Agreement is amended by adding thereto after Section 7.10 thereof the following new Section 7.11:

Section 7.11. Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Subsidiary Guarantor to honor all of its obligations under this Article VII in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.11, or otherwise under this Section, voidable under applicable Legal Requirements relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 7.11 shall remain in full force and effect until discharged in accordance with Section 11.3.  Each Qualified ECP Guarantor intends that this Section 7.11 constitute, and this Section 7.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

7

Section 3.          Acknowledgement. By execution of this Amendment, each of the Administrative Agent, the Collateral Agent, the L/C Issuer, and the Lenders acknowledge and agree that, so long as the Borrower did not pay any consideration for the June 2013 Contributed Cracker Barrel Shares, the June 2013 Cracker Barrel Share Contribution is permitted by Section 6.04(l) of the Credit Agreement.

Section 4.          Conditions Precedent. This Amendment shall become effective as of the First Amendment Effective Date upon satisfaction of all of the conditions set forth in this Section 4 to the satisfaction of Administrative Agent:

(a)The Administrative Agent shall have received this Amendment executed and delivered by each of the applicable parties hereto.

(b)The Administrative Agent shall have received a Federal Reserve Form U-1 executed and delivered by the Borrower with respect to any Borrowing occurring after the Closing Date and prior to the First Amendment Effective Date.

(c)The Borrower shall have paid all fees owing to Fifth Third Bank, as Administrative Agent, Collateral Agent and L/C Issuer.

(d)The representations and warranties contained herein shall be true and correct in all material respects as of the date hereof and no Default or Event of Default shall exist as of the First Amendment Effective Date.

Section 5.          Acknowledgement of Liens.  The Borrower and the Subsidiary Guarantors hereby acknowledge, confirm and agree that the Collateral Agent has a valid, enforceable and perfected first-priority lien upon and security interest in (subject only to Permitted Liens) the Collateral granted to Collateral Agent pursuant to the Loan Documents, and nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for thereby as to the indebtedness, obligations, and liabilities which would be secured thereby prior to giving effect to this Amendment.

Section 6.          Representations and Warranties of Borrower and Subsidiary Guarantors.  To induce the Administrative Agent, the Collateral Agent, the L/C Issuer, and the Lenders to enter into this Amendment, the Borrower and each Subsidiary Guarantor hereby represent and warrant to the Administrative Agent, the Collateral Agent, the L/C Issuer, and the Lenders that, as of the First Amendment Effective Date: (a) after giving effect to this Amendment, no representation or warranty of the Borrower or any Subsidiary Guarantor in any Loan Document, including this Amendment, shall be untrue or incorrect in any material respect as of the First Amendment Effective Date, except to the extent that such representation or warranty expressly relates to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (b) no Default or Event of Default exists, or would result herefrom, and (c) the Borrower and each Subsidiary Guarantor have the power and authority to execute, deliver and perform this Amendment and have taken all necessary action to authorize their execution, delivery and performance of this Amendment.

8

Section 7.          Affirmation of Subsidiary Guarantors.  Each Subsidiary Guarantor hereby confirms to the Administrative Agent, the Collateral Agent, the L/C Issuer, and the Lenders that, after giving effect to this Amendment, the Credit Agreement and each other Loan Document to which such Subsidiary Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.  Each Subsidiary Guarantor acknowledges and agrees that (a) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement, and (b) the Lender parties hereto are relying on the assurances provided herein in entering into this Amendment and maintaining credit outstanding to the Borrower.

Section 8.          Miscellaneous.

(a)Successors and Assigns.  This Amendment shall be binding on and shall inure to the benefit of the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent, the L/C Issuer, and the Lenders, and their respective successors and assigns.  The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent, the L/C Issuer, and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

(b)Entire Amendment.  This Amendment, including all schedules and other documents attached hereto or incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.  Except as specifically waived and amended hereby, all of the terms and conditions set forth in the Credit Agreement shall stand and remain unchanged and in full force and effect.

(c)Fees and Expenses.  The Borrower agrees to pay on demand all reasonable fees, costs and out-of-pocket expenses (including attorneys’ fees and expenses) incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other documents being executed and delivered in connection herewith and the transactions contemplated hereby.

(d)Headings.  Section and sub-section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9

(e)Severability.  Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f)Conflict of Terms.  Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the Loan Documents, the provision contained in this Amendment shall govern and control.

(g)Counterparts.  This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  Delivery of an executed signature page to this Amendment by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

(h)Incorporation of Credit Agreement.  The provisions contained in Sections 10.09 (Governing Law; Jurisdiction; Consent to Service of Process) and 10.10 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Credit Agreement.

[Signature Pages to Follow]

10

In Witness Whereof, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first set forth above.

“Borrower”

Steak n Shake Operations, Inc.

By:	/s/ Duane Geiger
	Name:	Duane Geiger
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

“Subsidiary Guarantors”

Steak n Shake, LLC

By:	/s/ Duane Geiger
	Name:	Duane Geiger
	Title:	Chief Financial Officer

Steak n Shake Enterprises, Inc.

By:	/s/ Duane Geiger
	Name:	Duane Geiger
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

“Lenders”

Fifth Third Bank, an Ohio banking corporation, as Administrative Agent, as Collateral Agent, as L/C Issuer, and as a Lender

By:	/s/ William J. Krummen
	Name:	William J. Krummen
	Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

Regions Bank, as a Lender

By:	/s/ Scott C. Tocci
	Name:	Scott C. Tocci
	Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Darcy McLaren
	Name:	Darcy McLaren
	Title:	Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

Compass Bank, as a Lender

By:	/s/ Volkan Salar
	Name:	Volkan Salar
	Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

CIT Finance LLC, as a Lender

By:	/s/ Renee M. Singer
	Name:	Renee M. Singer
	Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

Cadence Bank, as a Lender

By:	/s/ John M. Huss
	Name:	John M. Huss
	Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

First Tennessee Bank National Association, as a Lender

By:	/s/ J. Ashley Sutherland
	Name:	J. Ashley Sutherland
	Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]